                                                                    EXHIBIT 6(a)



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 29, 2002, with respect to the financial statements of Separate Account VUL-2 of The American Franklin Life Insurance Company and our report dated February 5, 2002 with respect to the financial statements of The American Franklin Life Insurance Company in this Post-Effective Amendment No. 11 to the Registration Statement on Form S-6 (No. 33-77470 and 811-06366) under the Securities Act of 1933 of Securities of Unit Investment Trusts Registered on Form N-8B-2 and related Prospectus of Separate Account VUL-2 of The American Franklin Life Insurance Company.


                                     /s/  ERNST & YOUNG LLP
                                     ----------------------


Chicago, Illinois
April 18, 2002